SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

Current Report Pursuant
to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)      June 8, 2004

BOSTON BIOMEDICA, INC.

(Exact Name Of Registrant As Specified In Its Charter)

MASSACHUSETTS

(State or Other Jurisdiction of Incorporation)

0-21615	04-2652826
(Commission File Number)	(I.R.S. Employer Identification No.)

375 West Street, West Bridgewater, MA	02379
(Address of Principal Executive Offices)	(Zip Code)

(508) 580-1900

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Item 5.                    Other Events.

On June 8, 2004, Boston Biomedica, Inc. announced that it has completed the sale of substantially all of the assets as well as selected liabilities of BBI Source Scientific, Inc. (the Company’s instrumentation division) to Source Scientific, LLC, an entity owned 35% by Mr. Richard W. Henson, 35% by Mr. Bruce A. Sargeant, and 30% by Boston Biomedica.  Mr. Henson and Mr. Sargeant, two of the three original founders of BBI Source in 1980 (then called Ocean Scientific) are medical instrument executives with many years of experience in the life sciences instrumentation field.

The Purchase Agreement calls for BBI to receive a Note for $900,000 plus accrued interest payable at the end of three years, and includes discounts for an early payoff. As part of the Agreement, Source Scientific, LLC will provide engineering, manufacturing, and other related services for BBI’s Pressure Cycling Technology (PCT) products until September 30, 2005.  The Agreement also offers Mr. Henson and Mr. Sargeant the opportunity to purchase BBI’s 30% ownership interest in the LLC until May 31, 2007 at an escalating premium (10-50%) over BBI’s initial ownership value, provided that they have first paid off the Note in its entirety.

Item 7.                    Financial Statements and Exhibits.

Exhibit 2.1             LLC Membership Interest Purchase Agreement by and among BBI Source Scientific, Inc., Boston Biomedica, Inc., Richard W. Henson, and Bruce A. Sargeant dated June 2, 2004.*

Exhibit 99.1           Press Release of the Registrant dated June 8, 2004.

*  Certain of the exhibits and schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  BBI agrees to furnish supplementally to the SEC, upon request, a copy of any omitted exhibit or schedule.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: June 16, 2004	BOSTON BIOMEDICA, INC.

	By:	/s/Richard T. Schumacher
Richard T. Schumacher, Chief Executive Officer

EXHIBIT INDEX

Exhibit 2.1             LLC Membership Interest Purchase Agreement by and among BBI Source Scientific, Inc., Boston Biomedica, Inc., Richard W. Henson, and Bruce A. Sargeant dated June 2, 2004.*

Exhibit 99.1           Press Release of the Registrant dated June 8, 2004.

*  Certain of the exhibits and schedules to this agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K.  BBI agrees to furnish supplementally to the SEC, upon request, a copy of any omitted exhibit or schedule.